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                                                                    EXHIBIT 10.1

                                                                  MLA No. ML0883

                             MASTER LOAN AGREEMENT


     THIS MASTER LOAN AGREEMENT (this "Agreement"), dated as of June 29, 2001, is made by and between COBANK, ACB ("CoBank") and GLOBE TELECOMMUNICATIONS, INC., INTERSTATE TELEPHONE COMPANY and VALLEY TELEPHONE CO., INC. (collectively, the "Borrowers").

     WHEREAS, from time to time CoBank may make loans to the Borrowers, and in order to reduce the amount of paperwork associated therewith, CoBank and the Borrowers would like to enter into a master loan agreement;

     WHEREAS, ITC Global, Inc. ("ITC Globe"; and collectively with all other subsidiaries of the Borrowers except for Knology Broadband, Inc. and its subsidiaries referred to as the "Restricted Subsidiaries") will guaranty the obligations of the Borrowers to CoBank; and

     NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound hereby, and in consideration of CoBank making one or more loans to the Borrowers, CoBank and the Borrowers agree as follows:

     SECTION 1. Supplements. In the event the Borrowers desire to borrow from CoBank and CoBank is willing to lend to the Borrowers, or in the event CoBank and the Borrowers desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this Agreement (each supplement, as it may be amended, modified, supplemented, extended or restated from time to time, a "Supplement" and, collectively, the "Supplements"). Each Supplement will set forth CoBank's commitment to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrowers, the amount of the Loan(s), the purpose of the Loan(s), the interest rate or rate options applicable to the Loan(s), the repayment terms of the Loan(s), and any other terms and conditions applicable to the Loan(s). Each Loan will be governed by the terms and conditions contained in this Agreement and in the Supplement relating to that Loan.

     SECTION 2. Availability. Advances under the Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business (a "Business Day") upon the telephonic or written request of an authorized employee of any Borrower. Requests for advances under the Loans must be received no later than 12:00 noon Eastern time on the date the advance is desired or at such earlier date and time as may be specified in the relevant Supplement. Advances under the Loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by the Borrowers. In taking actions upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to the Borrowers in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Borrowers to request advances hereunder, so long as any funds advanced are wired to an account previously designated by the Borrowers.

     SECTION 3. Notes and Payments. The Borrowers' obligation to repay the Loans made under each Supplement shall be evidenced by a promissory note in form and content
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acceptable to CoBank (such notes, as they may be amended, modified, supplemented, extended, restated or replaced from time to time, collectively, the "Notes", and each a "Note"). The Borrowers shall make each payment which they are required to make under the terms of this Agreement, each Supplement, the Notes and all security and other instruments and documents relating hereto and thereto (such agreements, Supplements, Notes, instruments and documents, as they may be amended for time to time, collectively, at any time, the "Loan Documents") by wire transfer of immediately available funds or by check. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of CoBank (or to such other account as CoBank may direct by notice). The Borrowers shall use their best efforts to give CoBank telephonic notice no later than 12:00 noon Eastern time of their intent to pay by wire. Funds received by wire before 3:00 p.m. Eastern time shall be credited on the day received and funds received by wire after 3:00 p.m. Eastern time shall be credited on the next Business Day. Checks shall be mailed to CoBank, at Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the later of: (i) the day on which CoBank receives immediately available funds; or (ii) the next Business Day after receipt of the check. If any date on which a payment is due under any Loan Document is not a Business Day, then such payment shall be made on the next Business Day and such extension of time shall be included in the calculation of interest due.

     SECTION 4. Security. The Borrowers' obligations under the Loan Documents shall be secured by a statutory first lien on all equity which the Borrowers may now own or hereafter acquire or be allocated in CoBank. In addition, the Borrowers' obligations under this Agreement, the Supplements and the Notes shall be secured as provided in the Supplements, and shall be guaranteed as provided in the Supplements. The Borrowers agree to take such steps (including the execution of such instruments and documents) as CoBank may from time to time reasonably require to enable CoBank to obtain, perfect and maintain its security interests in such property as is described in the Supplements.

     SECTION 5.  Conditions Precedent.

          (A) Conditions to Initial Supplement. CoBank's obligation to extend credit under the initial Supplement is subject to the conditions precedent that CoBank receive, in form and substance satisfactory to CoBank, each of the following:

               (1) This Agreement, Etc. A duly executed original of this Agreement and all instruments and documents contemplated hereby.

               (2) Delegation Form. A duly completed and executed original of a CoBank Delegation and Wire Transfer Authorization form.

          (B) Conditions to Each Supplement. CoBank's obligations, if any, to extend credit under, each Supplement, including the initial Supplement, is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

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               (1)  Supplement. A duly executed original of such Supplement, the
     Note relating thereto, and all other instruments and documents contemplated by such Supplement.

               (2) Evidence of Authority. Such certified board resolutions, evidence of incumbency, legal opinions and other evidence that CoBank may require that the Supplement, the Note relating thereto and all other instruments and documents executed in connection therewith, and, in the case of the initial Supplement, this Agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed and that the Borrowers and Restricted Subsidiaries are in good standing under the laws of the jurisdictions in which they operate.

               (3) Consents and Approvals. Such evidence, including, without limitation, legal opinions, as CoBank may require that all required regulatory and other consents and approvals have been obtained and are in full force and effect.

               (4) Fees and Other Charges. All fees and other charges provided for herein or in the Supplement.

               (5) Insurance. Such evidence as CoBank may require that the Borrowers is in compliance with Subsection 7(D) hereof.

               (6) Evidence of Perfection, Etc. Such evidence, including, without limitation, legal opinions, lien search reports and title commitments and title insurance policies, as CoBank may require that CoBank has a duly perfected first priority security interest in all collateral contemplated by the Supplement.

               (7) Opinions of Counsel. Opinions of counsel to the Borrowers and any other entity party to the Loan Documents relating to such Supplement acceptable to CoBank, including, without limitation, opinions relating to corporate authority, regulatory and other approvals and the status of perfection in any collateral.

          (C) Conditions to Each Advance. CoBank's obligation under each Supplement to make any Loan or advance to the Borrowers thereunder is subject to the further conditions set forth in such Supplement and that no Event of Default (as defined in Section 9 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

     SECTION 6. Representations and Warranties. The execution by the Borrowers of each Supplement and each request for an advance thereunder shall constitute a representation and warranty by each Borrower to CoBank that:

          (A) Application. Each representation and warranty and all other information set forth in any application or other document submitted in connection with, or to induce CoBank to enter into, such Supplement is correct in all material respects as of the date of the Supplement or request for advance, except as such representation or warranty expressly relates to an earlier date.

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          (B)  Disclosure. No representation or warranty of the Borrowers contained in this Agreement, the financial statements referred to in Subsection 6(F), any other document, certificate or written statement furnished to CoBank by or on behalf of the Borrowers for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

          (C) Organization; Powers; Etc. Each of the Borrowers and each of its Restricted Subsidiaries (i) is duly incorporated, organized, or formed (as applicable), validly existing, and in good standing under the laws of its state of incorporation, organization or formation (as applicable); (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite legal and corporate, partnership or limited liability company power (as applicable) to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; and (iv) has duly and lawfully obtained and maintained all licenses, certificates, permits, authorizations, approvals, and the like which are necessary in the conduct of its business, or which may be otherwise required by law, which if not obtained and maintained, could have a Material Adverse Effect (as hereinafter defined) on the Borrowers. The term "Material Adverse Effect" when used with reference to any entity shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of such entity or on the ability of such entity to perform its obligations under the Loan Documents to which it is a party.

          (D) Due Authorization; No Violations; Etc. The execution and delivery by each of the Borrowers and each of its Restricted Subsidiaries of, and the performance by each of the Borrowers and each such Restricted Subsidiary of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate, partnership or limited liability company action (as applicable) and do not and will not (i) violate its articles or certificate of incorporation, articles or certificate of organization or articles or certificate of formation (as applicable), its bylaws, partnership agreement or operating agreement (as applicable), any provision of any law, rule or regulation, any judgment, order or ruling of any court or Governmental Authority any material agreement or any indenture, mortgage, or other instrument to which such Borrower or such Restricted Subsidiary is a party or by which such Borrower or such Restricted Subsidiary or any of their respective properties are bound, or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions on the part of the shareholders, partners or members (as applicable) of the Borrowers and each of its Restricted Subsidiaries necessary in connection with the execution and delivery by such Borrower or such Restricted Subsidiary of, and the performance by such Borrower or such Restricted Subsidiary of their respective obligations under, the Loan Documents to which it is a party have been taken and remain in full force and effect.

          (E) Binding Agreement. Each of the Loan Documents to which any Borrower or any of its Restricted Subsidiaries is a party is, or when executed and delivered will be, the legal, valid, and binding obligation of such Borrower or such Restricted Subsidiary, enforceable against such Borrower or such Restricted Subsidiary in accordance with its terms,

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subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

          (F) Financial Statements, Budgets, Projections, Etc. All financial statements of any entity submitted to CoBank in connection with, or to induce CoBank to enter into, this Agreement or such Supplement fairly and fully present the financial condition of such entity in all material respects and the results of such entity's operations for the periods covered thereby, and are prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. There are no material liabilities of such entity, fixed or contingent, not reflected in such financial statements or the notes thereto. Since the date of such Supplement or request for advance, there has been no material adverse change in the financial condition or operations of such entity. All budgets, projections, feasibility studies, and other documentation submitted by the Borrowers to CoBank in connection with, or to induce CoBank to enter into, such Supplement are based upon assumptions that are reasonable and realistic, and as of the date of such Supplement or request for advance, no fact has come to light, and no event or transaction has occurred, which would cause any such assumption not to be reasonable or realistic.

          (G) Consents and Approvals. No consent, permission, authorization, order or license of any Governmental Authority or of any party to any agreement to which any Borrower or any of its Restricted Subsidiaries is a party or by which they or any of their respective property may be bound or affected, is necessary in connection with the project, acquisition or other activity being financed by such Supplement, the execution, delivery, performance or enforcement of the Loan Documents or the creation and perfection of the liens and security interests granted thereby, except as such have been obtained and are in full force and effect or which are required in connection with the exercise of remedies hereunder.

          (H) Compliance. Each of the Borrowers and each of its Restricted Subsidiaries is in compliance with all of the terms of the Loan Documents to which it is a party and no Event of Default or Potential Default exists.

          (I) Compliance with Laws. Each of the Borrowers and each of its Restricted Subsidiaries is in compliance in all material respects with all laws, rules, regulations, ordinances, codes, orders, and the like (collectively, "Laws"), the failure to comply with which could have a Material Adverse Effect on the Borrowers.

          (J) Environmental Compliance. Without limiting the provisions of Subsection 6(I), all property owned or leased by each of the Borrowers and each of its Restricted Subsidiaries and all operations conducted by them are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrowers.

          (K) Litigation. There are no pending legal, arbitration, or governmental actions or proceedings to which any Borrower or any of its Restricted Subsidiaries is a party or to which any their respective properties are subject which, if adversely determined, could have a

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Material Adverse Effect on the Borrowers, and to the best of the Borrowers'
knowledge, no such actions or proceedings are threatened or contemplated.

          (L) Principal Place of Business; Records. The principal place of business and chief executive office of the Borrowers and the place where the records required by Subsection 7(F) are kept is at the address of the Borrowers shown in Section 14.

          (M) Employee Benefit Plans. Each of the Borrowers and each of its Restricted Subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder, the failure to comply with which could have a Material Adverse Effect on the Borrowers.

          (N) Taxes. Each of the Borrowers and each of its Restricted Subsidiaries has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid and shall continue to pay when due all taxes as shown on such returns, and has paid and shall continue to pay when due all other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax, assessment, government charge or levy is
------
being contested in good faith and by appropriate proceedings and adequate reserves in compliance with GAAP have been set aside on such Borrower's books therefor.

          (O) Investment Company Act; Public Utility Holding Company Act. Neither any Borrower nor any of its Restricted Subsidiaries is an "investment company" as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither any Borrower nor any of its Restricted Subsidiaries is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          (P) Use of Proceeds. The funds to be borrowed under this Agreement and each Supplement will be used only as contemplated thereby. No part of such funds will be used to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.

          (Q) Restricted Subsidiaries. The Borrowers have no Restricted Subsidiaries other than as set forth on Schedule 6(Q) to this Agreement. Each
                                        -------------
Borrower is the registered and beneficial owner of the specified percentage of the shares of issued and outstanding capital stock or other equity interests of each of its Restricted Subsidiaries as set forth on Schedule 6(Q), which stock
                                                    -------------
and other equity interests are owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person. The stock or other equity interests of each such Restricted Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable.

          (R) Licenses; Permits; Etc. Each of the Borrowers and each of its Restricted Subsidiaries is the valid holder of all franchises, licenses, certificates, permits, authorizations, approvals and the like which are material to the conduct of its business or which may be required by law, including, without limitation, all licenses and permits of the Federal Communications

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Commission (the "FCC"), the Georgia Public Service Commission (the "GAPSC"), the
Alabama Public Service Commission (the "ALPSC" and collectively with the GAPSC, the "PUC") and the public utility commissions of any other states in which any Borrower operates, and all such franchises, licenses, certificates, permits, authorizations, approvals, and the like are in full force and effect on the date of such Supplement and request for advance.

          (S)    Credit Agreements, Etc. Set forth on Schedule 6(S) hereto is a
                                                      -------------
complete and correct list of all loan agreements, incentives, guarantees, Capital Leases (as defined in Subsection 7(I)), and other credit agreements (including agreements for the issuance of letters of credit) in effect on the date of this MLA in respect of which any Borrower or any Restricted Subsidiary is in any manner directly or contingently obligated for an amount in excess of $100,000.

     SECTION 7. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, each Borrower will, and will cause each of its Restricted Subsidiaries to:

          (A) Existence, Licenses. Etc. (i) Preserve and keep in full force and effect its existence and good standing in the jurisdiction of its incorporation, organization or formation (as applicable); (ii) qualify and remain qualified to transact business in all jurisdictions where such qualification is required by applicable Laws; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like, which if not obtained and maintained, could have a Material Adverse Effect on the Borrowers.

          (B) Compliance with Laws and Agreements. Comply in all material respects with (i) all Laws, the failure to comply with which could have a Material Adverse Effect on the Borrowers, and (ii) all agreements, indentures, mortgages, and other instruments to which such Borrower or any Restricted Subsidiary of it is a party or by which it or any of its property is bound, the failure to comply with which could have a Material Adverse Effect on the Borrowers.

          (C) Compliance with Environmental Laws. Without limiting the provisions of Subsection 7(B), comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrowers.

          (D) Insurance. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same business and similarly situated, and make such increases in the type or amount of coverage as CoBank may reasonably request. All such policies insuring any collateral for such Borrower's obligations to CoBank shall have lender or mortgagee loss payable clauses or endorsements in form and substance acceptable to CoBank. Such proceeds shall be applied to the extent applicable as provided in the Loan Documents governing such collateral. At CoBank's request, such Borrower agrees to deliver to CoBank such proof of compliance with this Subsection 7(D) as CoBank may require.

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          (E)  Property Maintenance. Maintain and preserve all of its property and each and every part and parcel thereof that is necessary to or useful in the proper conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and make all alterations, replacements, and improvements thereto as may from time to time be necessary in order to ensure that its properties remain in good working order and condition. At CoBank's request, but not more than once a year, each Borrower will furnish to CoBank a report on the condition of such Borrower's and any of its Restricted Subsidiaries' property prepared by a professional engineer satisfactory to CoBank.

          (F) Books and Records. Keep adequate records and books of account in which complete and accurate entries will be made in accordance with GAAP consistently applied.

          (G) Inspection. Permit CoBank or its representatives, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine any Borrower's properties, books, and records, and to discuss such Borrower's affairs, finances, and accounts, with such Borrower's officers, directors, employees, and independent certified public accountants.

          (H)  Reports and Notices. Furnish, or cause to be furnished, to
CoBank:

               (1) Annual Financial Statements. As soon as available, but in no event later than 120 days after the end of each fiscal year of the Borrowers occurring during the term hereof, annual consolidated financial statements of the Borrowers prepared in accordance with GAAP consistently applied and in a format that demonstrates any accounting or formatting change that may be required by the various jurisdictions in which the business of the Borrowers is conducted (to the extent not inconsistent with GAAP). Such financial statements shall: (i) be audited by an independent certified public accountant or firm of independent certified public accountants selected by the Borrowers and acceptable to CoBank; (ii) be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank; (iii) be prepared in reasonable detail, and in comparative form; and (iv) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

               (2) Quarterly Financial Statements. As soon as available but in no event later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers occurring during the term hereof, unaudited quarterly consolidated financial statements of the Borrowers prepared in accordance with GAAP consistently applied (except for the omission of footnotes and for the effect of normal year-end audit adjustments) and in a format that demonstrates any accounting or formatting change that may be required by various jurisdictions in which the business of the Borrowers is conducted (to the extent not inconsistent with GAAP). Each of such financial statements shall (i) be prepared in reasonable detail, and (ii) include a balance sheet, a statement of income for such quarter and for the period year-to-date, and such other quarterly statements as CoBank may specifically request, which quarterly statements shall include any and all supplements thereto.

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               (3)  Notice of Default. Promptly after becoming aware thereof, notice of (i) the occurrence of any Potential Default or Event of Default under any of the Loan Documents; and (ii) the occurrence of any breach, default, event of default, or other event which with the giving of notice or lapse of time, or both, could become a breach, default, or event of default under any agreement, indenture, mortgage, or other instrument (other than the Loan Documents) to which it is a party or by which it or any of its property is bound or affected if the effect of such breach, default, event of default, or other event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness in an amount in excess of $100,000; provided, however, that the failure to give such notice
                         --------  -------
     shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.

               (4) Notice of Non-Environmental Litigation. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting any Borrower or any of its Restricted Subsidiaries which, if determined adversely, could have a Material Adverse Effect on the Borrowers.

               (5) Notice of Environmental Litigation. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require any Borrower or any of its Restricted Subsidiaries to undertake or to contribute to a material cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

               (6) Regulatory and Other Notices. Promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to and notices or other communications received by any Borrower or any of its Restricted Subsidiaries from any Governmental Authority, including, without limitation, the Securities and Exchange Commission, the FCC, the PUC, or any other state utility commission relating to any material noncompliance by any Borrower or any of its Restricted Subsidiaries with any Laws or with respect to any matter or proceeding the effect of which, if adversely determined, could have a Material Adverse Effect on the Borrowers.

               (7) Material Adverse Change. Promptly after becoming aware thereof, notice of any matter which has had or could have a Material Adverse Effect on the Borrowers.

               (8) Compliance Certificates. Concurrently with each statement required to be furnished pursuant to Subsection 7(H)(1) or (2), a compliance certificate in the form attached hereto as Exhibit A executed by
                                                           ---------
     the chief financial officer of each of the Borrowers.

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               (9)  Management Letters. Promptly after receipt thereof, a copy of any management letters submitted to any Borrower or any of its Restricted Subsidiaries by its independent certified public accountants.

               (10) ERISA Reportable Events. Within 30 days after it becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) applicable to any Borrower or any of its Restricted Subsidiaries, a statement describing such Reportable Event and the actions it proposes to take in response to such Reportable Event.

               (11) Other Information. Such other information regarding the condition, financial or otherwise, or operations of any Borrower or any of its Restricted Subsidiaries as CoBank may, from time to time, reasonably request.

          (I) Total Leverage Ratio. The Borrowers shall maintain at all times on a consolidated basis and measured as of the last day of each fiscal quarter of the Borrowers (each a "Quarterly Date"), during the periods set forth below, a Total Leverage Ratio less than or equal to the ratio set forth below opposite such date:

                    Date                                 Leverage Ratio
                    ----                                 --------------
       From the date hereof through and
       including December 31, 2002                          5.0:1.0

       January 1, 2003 through and
       including  December 31, 2003                         4.5:1.0

       January 1, 2004 through and
       including  December 31, 2004                         4.0:1.0

       January 1, 2005 and thereafter                       3.5:1.0

The term "Total Leverage Ratio" shall mean the ratio of Indebtedness to Operating Cash Flow (as such terms are hereinafter defined). The term "Indebtedness" shall mean (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of goods or services on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or a pledge of or an encumbrance on the proceeds or production from property now or hereafter owned or acquired, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) leases of real or personal property which are or would be required to be capitalized under GAAP (each a "Capital Lease"), and (vi) fixed payment obligations under guarantees that are due and remain unpaid. For purposes of this Agreement, the term "Operating Cash Flow"(i) shall mean the sum of (a) net income or deficit, as the case may be, excluding extraordinary or non-recurring gains or losses and the write-up or write-down of any asset, (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, (d) cash income taxes and (e) other non-cash items or reserves to the extent such item

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

or reserves are deducted in determining net income and (ii) shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition, directly or through a Restricted Subsidiary, of any business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

          (J) Debt Service Coverage Ratio. Commencing on the date hereof, the Borrowers shall maintain at all times on a consolidated basis and measured at each Quarterly Date, a Debt Service Coverage Ratio not less than 1.25:1.00.

The term "Debt Service Coverage Ratio" shall mean, as of the date of calculation, the ratio derived by dividing (i) Operating Cash Flow by (ii) the sum of: (a) all principal payments scheduled to be made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions would case the repayment of principal amounts then outstanding under such lines) plus (b) cash interest expense, each measured for the then most
            ----
recently completed four fiscal quarters.

          (K) Capital. Acquire non-voting participation certificates in CoBank in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of non-voting participation certificates that the Borrowers may be required to purchase in connection with a Loan may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to such Loan is entered into or such Loan is renewed or refinanced by CoBank. The rights and obligations of the parties with respect to such non-voting participation certificates and any patronage or other distributions made by CoBank shall be governed by CoBank's Bylaws. The Borrowers hereby consent and agree that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. 1388) and that are received by the Borrowers from CoBank, will be taken into account by the Borrowers at their stated dollar amounts whether the distribution be evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrowers on the records of CoBank.

     SECTION 8. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect each Borrower will not and will cause its Restricted Subsidiaries not to:

          (A) Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any Indebtedness except for (i) obligations to CoBank, and (ii) Indebtedness under purchase money security agreements and Capital Leases not to exceed $1,000,000 in the aggregate for the Borrowers and their Restricted Subsidiaries at any one time.

          (B) Liens. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal. The foregoing restrictions shall not apply to (i) liens in favor of CoBank; (ii) liens for taxes, assessments, or governmental charges that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor; (iii) liens, pledges, and deposits under workers' compensation, unemployment insurance, social security and similar laws; (iv) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business; (v) liens imposed by law in favor of mechanics, materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor; (vi) liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property of the Borrowers that, in the sole judgment of CoBank, do not materially detract from the value of such real property or impair the use thereof in such Borrower's business; (vii) judgment liens, provided enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP; and (viii) purchase money security interests and leases securing Indebtedness permitted under Subsection 8(A)(ii), provided that such security interests and leases do not encumber any property other than the items purchased with the proceeds thereof or leased thereby.

          (C) Fundamental Changes. (i) Unless, and only to the extent required by law, amend, modify or waive any provision of its articles or certificate of incorporation, articles or certificate of organization, articles or certificate of formation, bylaws, partnership agreement or operating agreement (as applicable), (ii) merge or consolidate with any other entity, acquire all or substantially all of the assets of any person or entity, or (iii) form or create any Restricted Subsidiary or (iv) commence operations under any other name, organization, or entity, including any joint venture.

          (D) Transfer of Assets. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets, except in the ordinary course of its business; provided, however, any
                                                       --------  -------
such sale, transfer or lease shall be permitted hereunder so long as the Borrowers are in compliance with Section 7(B) of the First Supplement.

          (E) Loans and Investments. After the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any stock, bonds, notes, or other securities of, or guarantee, assume, or otherwise become obligated or liable with respect to the obligations of any person or entity (each, whether made directly or indirectly, an "Investment") other than (i) stock or other securities of, or investments in CoBank or CoBank investment services or programs, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof and
(iii) time deposits maturing not more than thirty days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lessor of $100,000 or the maximum amount of insurance applicable to the aggregate amount of such Borrower's deposits at such institution.

          (F) Change in Business. Engage in any business activity or operation different from or unrelated to its current business activities and operations.

          (G) Disposition of Licenses. Sell, assign, transfer or otherwise dispose of, or attempt to dispose of, in any way, any franchise, license, certificates, permits, authorization, approvals and the like which may be required by law or which are material to the conduct of its business, the disposition of which could have a Material Adverse Effect on the Borrowers.

          (H) Dividends and Other Distributions. Provide, make, declare or pay, directly or indirectly, any dividend or other distribution of assets to shareholders, partners or members (as applicable) of such Borrower, or retire, redeem, purchase or otherwise acquire for value any capital stock or equity interests (as applicable) of such Borrower; provided, however, the Borrowers may
                                            --------  -------
make a dividend of no more than $40 million to Knology, Inc. ("Knology") for the purpose set forth in Section 2(i) of the First Supplement hereto, so long as prior to making such dividend, identified equipment with a fair market value at least equal to the amount of such dividend, determined within at least 90 days of such proposed dividend, is pledged by Knology of Knoxville, Inc. to CoBank on a first priority basis and Knology of Knoxville, Inc. has executed all documents, including, without limitation, the form of security agreement attached hereto as Exhibit 8(H), and UCC financing statements, and all other
                   ------------
items necessary to perfect such first-priority lien in favor of CoBank, and delivered all legal opinions to such effect as CoBank shall request.

          (I) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (as hereinafter defined) or with any director, officer or employee of such Borrower or any Affiliate, except (i) as permitted under Subsection 8(J); (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower or any of its Restricted Subsidiaries and upon fair and reasonable terms which are fully disclosed to CoBank and are no less favorable to such Borrower or such Restricted Subsidiary than would be obtained in a comparable arm's length transaction with a person or entity that is not an Affiliate; or (iii) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated. Notwithstanding the foregoing, upon the election of CoBank, no payments may be made with respect to any items set forth in clauses (i) and (ii) of the preceding sentence upon the occurrence and during the continuation of a Potential Default or Event of Default.

          "Affiliate" means any person or entity: (i) directly or indirectly controlling, controlled by, or under common control with, any Borrower; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Borrower; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by any Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise.

          (J) Management Fees and Compensation. Directly or indirectly pay any management, consulting or other similar fees to any person, except (i) any such fees to Affiliates of the Borrowers not exceeding $3,000,000 in the aggregate for all Borrowers and their Restricted Subsidiaries with respect to services actually rendered in any fiscal year and (ii) legal or consulting fees paid to persons or entities that are not Affiliates of any Borrower or its Restricted Subsidiaries for services actually rendered and in amounts typically paid by entities engaged in such Borrower's or such Restricted Subsidiary's business. Notwithstanding the foregoing, upon the election of CoBank, no payments otherwise permitted under clause (i) may be made upon the occurrence and during the continuation of a Potential Default or Event of Default.

     SECTION 9. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

          (A) Payment Default. Any Borrower should fail to make any payment to CoBank when due hereunder, under any Note, or under any other Loan Document to which it is a party, or should fail to make any investment in CoBank required to be made hereunder when due.

          (B) Representations and Warranties. Any representation or warranty made herein, in any Supplement or in any other Loan Document, or any factual statement made in any certificate delivered in connection therewith shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

          (C) Certain Affirmative Covenants. Any Borrower should fail to perform or comply with any covenant set forth in Section 7 hereof (other than Subsections 7(H)(3) through 7(H)(7)) and such failure continues for 30 days after written notice thereof shall have been delivered by CoBank to such Borrower.

          (D) Other Covenants and Agreements. Any Borrower should fail to perform or comply with Subsections 7(H)(3) through 7(H)(7) or any other covenant or agreement contained herein or in any other Loan Document or should use the proceeds of any Loan for an unauthorized purpose.

          (E) Cross-Default. (i) The occurrence of an Event of Default under any other Loan Document, (ii) the failure, after any applicable grace period, on the part of any Borrower or any other entity, other than CoBank, to observe, keep or perform any covenant or agreement contained in any other Loan Document, or (iii) the failure, after any applicable grace period, on the part of any Borrower or any of its Restricted Subsidiaries to observe, keep or perform any covenant or agreement contained in any agreement (other than the Loan Documents) between such entity and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, mortgage, deed to secure debt, or deed of trust.

          (F) Other Indebtedness. Any Borrower or any of its Restricted Subsidiaries should fail to pay when due any indebtedness to any other person or entity for borrowed money or any long-term obligation for the deferred purchase price of property (including any Capital Lease) in a principal amount in excess of $250,000 or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or such person or entity commences the exercise of its remedies against such Borrower or such Restricted Subsidiary or any of their respective assets.

          (G) Judgments. A judgment, decree, or order for the payment of money in excess of $100,000 should be rendered against any Borrower or any of its Restricted Subsidiaries and either: (i) enforcement proceedings should have been commenced; (ii) a lien prohibited under Subsection 8(B) hereof shall have been obtained; or (iii) such judgment, decree, or order should continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

          (H) Insolvency, Etc. Any Borrower or any of its Restricted Subsidiaries should: (i) become insolvent or should generally not, or should be unable to, or should admit in writing its inability to, pay its debts as they come due; or (ii) suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction, which, in the case of a proceeding commenced against any Borrower or any of its Restricted Subsidiaries, is not dismissed within 45 days.

          (I) Security. Any security agreement or other agreement executed by any Borrower or any other entity (other than CoBank) intended to create a valid and perfected lien, security interest or security title in property as described in a Supplement shall for any reason (other than upon payment in full of the obligations secured thereby) fail (i) to create a valid and perfected first-priority lien, security interest, or security title (subject only to such exceptions as are therein permitted) as contemplated by the Supplement, or (ii) to secure thereunder the obligations purported to be secured thereby. Any guaranty described in a Supplement as guaranteeing the obligations of the Borrowers hereunder shall fail for any reason to be the valid and binding obligation of the guarantor (other than upon payment in full of the obligations guaranteed thereby), or the guarantor should in any way contest or dispute the validity and binding effect of any such guaranty.

          (J) Change in Ownership of the Borrowers. Knology shall fail to own, directly or indirectly, 100% of the issued and outstanding voting and other capital stock in each Borrower.

          (K) Licenses and Permits. (i) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Restricted Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect on the Borrowers or (ii) receipt of notice from any regulatory or Governmental Authority to the effect that such authority intends to replace the management of any Borrower or any of its Restricted Subsidiaries or assume control over any Borrower or such Restricted Subsidiary.

Once an Event of Default exists, it shall be deemed to continue, notwithstanding any curative action by the Borrowers, unless and until CoBank, in its sole discretion, shall state in writing that the Event of Default no longer exists or has been waived.

     SECTION 10. Remedies. Upon the occurrence and during the continuance of an Event of Default or any Potential Default, CoBank shall have no obligation to continue to extend credit to the Borrowers under any Supplement and may discontinue doing so at any time without prior notice. Upon the occurrence of an Event of Default under Subsection 9(H) hereof, the entire unpaid principal balance of the Loans, all accrued interest thereon, and all other amounts payable under this Agreement, all Supplements, all Notes and all other Loan Documents and all other agreements between CoBank and the Borrowers shall become immediately due and payable without protest, presentment, demand or further notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Borrowers:

          (A) Termination and Acceleration. Terminate any commitment and declare the entire unpaid principal balance of the Loans, all accrued interest thereon, and all other amounts payable under this Agreement, all Supplements, and the other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the Loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

          (B) Enforcement. Proceed to protect, exercise, and enforce such rights and remedies as may be provided by this Agreement, any other Loan Document or under applicable Laws. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing, CoBank may hold and/or set off and apply against the Borrowers' obligations to CoBank the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Borrowers' account (whether or not such balances are then due).

          (C) Application of Funds. Apply all payments received by it to the Borrowers' obligations to CoBank in such order and manner as CoBank may elect in its sole discretion; provided that any payments received from any guarantor or
                     --------
from any disposition of any collateral provided by such guarantor shall only be applied against obligations guaranteed by such guarantor.

          (D) Default Rate of Interest. In addition to the rights and remedies set forth above and notwithstanding any Note and Supplement: (i) if prior to the maturity of any loan the Borrowers fail to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at CoBank's option in each instance, such obligation or payment shall bear interest from the date due to the date paid at 4% per annum in excess of the rate of interest that would otherwise be applicable to such obligation or payment, (ii) upon the occurrence and during the continuance of an Event of Default, at CoBank's option, the unpaid balances of the

Loans shall bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on the Loans under the terms of the Note and Supplement and (iii) after the maturity of any Loan, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate of interest that would otherwise be in effect on the Loan under the terms of the Note and Supplement. All interest provided for herein shall be payable on demand and shall be calculated from the date such payment was due to the date paid on the basis of a year consisting of 360 days.

     SECTION 11. Complete Agreement, Amendments. The Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrowers herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this Agreement is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto. Each Supplement shall be deemed to incorporate all of the terms and conditions of this Agreement as if fully set forth therein. Without limiting the foregoing, any capitalized term utilized in any Supplement (or in any amendment to this Agreement or Supplement) and not otherwise defined in the Supplement (or amendment) shall have the meaning set forth herein.

     SECTION 12. Other Types of Credit. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Borrowers. In the event the parties desire to do so under the terms of this Agreement, such extensions of credit may be set forth in any Supplement and this Agreement shall be applicable thereto.

     SECTION 13. Applicable Law. Except to the extent governed by applicable federal law, this Agreement and each Supplement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

     SECTION 14. Notices. All notices hereunder or under any Supplement shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or 3 days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:                     If to the Borrowers, as follows:

CoBank, ACB                                   1241 O.G. Skinner Drive
900 Circle 75 Parkway                         West Point, Georgia 31833
Suite 1400                                    Attn: Chief Financial Officer
Atlanta, Georgia 30339                        Fax No.: (706) 645-0148
Attn: Communications and Energy
       Banking Group                          With a copy to:
Fax No.: (770) 618-3202
                                              1241 O.G. Skinner Drive
                                              West Point, Georgia 31833
                                              Attn: General Counsel
                                              Fax No.: (706) 645-0148

     SECTION 15. Costs, Expenses and Taxes. To the extent allowed by law, the Borrowers agree to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained by CoBank) incurred by CoBank in connection with the origination, negotiation, documentation, administration, collection, and enforcement of this Agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Borrowers' obligations to CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this Agreement or any other Loan Document or the recording hereof or thereof.

     SECTION 16. Effectiveness and Severability. This Agreement shall continue in effect until: (i) all indebtedness and obligations of the Borrowers under this Agreement, all Supplements, all Notes and all other Loan Documents shall have been paid or satisfied; (ii) CoBank has no commitment to extend credit to or for the account of the Borrowers under any Supplement; and (iii) either party sends written notice to the other terminating this Agreement. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

     SECTION 17. Regulatory Approvals. Upon any action by CoBank to commence the exercise of remedies hereunder, or under the Supplements or other Loan Documents, the Borrowers hereby undertake and agree on behalf of themselves to cooperate and join with CoBank in any application to any regulatory body (including the FCC or the PUC), administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of the Borrowers before such Governmental Authority, in each case in support of any such application made by CoBank, and the Borrowers shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

     SECTION 18. Successors and Assigns. This Agreement, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of the Borrowers and CoBank and their respective successors and assigns, except that the Borrowers may not assign or transfer its rights or obligations under this Agreement, any Supplement or any other Loan Document without the prior written consent of CoBank.

     SECTION 19. Consent to Jurisdiction. To the maximum extent permitted by law, the Borrowers agree that any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the State of Colorado, or of the United States of America for the District of Colorado, all as CoBank may elect. By execution of this Agreement, the Borrowers hereby irrevocably submit to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction or to serve process in any manner permitted or required by law.

     SECTION 20. Waiver of Jury Trial. THE BORROWERS AND COBANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY SUPPLEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWERS RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWERS AND COBANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWERS AND COBANK FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. THE BORROWERS AND COBANK ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF COBANK.

     SECTION 21. Counterparts. This Agreement, each Supplement and any other Loan Document may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

                       [Signatures follow on next page.]

     IN WITNESS WHEREOF, the Borrowers have caused this Agreement to be executed and delivered and attested under seal, and CoBank has caused this Agreement to be executed and delivered, each by their respective duly authorized officers as of the date first shown above.

INTERSTATE TELEPHONE COMPANY                  GLOBE TELECOMMUNICATIONS, INC.


By:_________________________________
   Name:____________________________          By:______________________________
   Title:___________________________             Name:_________________________
                                                 Title:________________________

Attest:_____________________________
       Name:________________________          Attest:__________________________
       Title:_______________________                 Name:_____________________
                                                     Title:____________________

               [CORPORATE SEAL]
                                                           [CORPORATE SEAL]



                                              VALLEY TELEPHONE CO., INC.



                                              By:______________________________
                                                 Name:_________________________
                                                 Title:________________________



                                              Attest:__________________________
                                                     Name:_____________________
                                                     Title:____________________

                                                           [CORPORATE SEAL]


                      [Signatures continue on next page.]

                   [Signatures continue from previous page.]




                                        COBANK, ACB



                                        By:__________________________________
                                           Rick Freeman, Vice President

                                   EXHIBIT A
                                   ---------

                            COMPLIANCE CERTIFICATE


                    THIS COMPLIANCE CERTIFICATE is given by [Name], [chief financial officer] of each of Globe Telecommunications, Inc., Interstate Telephone Company and Valley Telephone Co., Inc. (the "Borrowers"), pursuant to Subsection 7(H)(8) of that certain Master Loan Agreement, dated as of June 29, 2001, (the "MLA"), by and between the Borrowers and CoBank, ACB.

                    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the MLA.

                    I hereby certify as follows:

1. I am the [chief financial officer] of each of the Borrowers and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate;

2.       Attached hereto as Annex A are the [audited/unaudited]
                            -------
         [annual/quarterly] financial statements of the Borrowers for the fiscal [year/quarter] ended ______________, as required by Subsection [7(H)(1)/(2)] of the MLA. Such financial statements were prepared in accordance with GAAP consistently applied (except for the omission of footnotes and for the effect of normal year-end audit adjustments) and in a format that demonstrates any accounting or formatting changes that may be required by various jurisdictions in which the business of the Borrowers is conducted (to the extent not inconsistent with GAAP);

3. As of the date of such financial statements, the Borrowers are in compliance with the covenants set forth in Subsections 7(I) through 7(J) of the MLA. Attached hereto as Annex B are calculations which
                                             -------
         demonstrate the compliance by the Borrowers with such covenants;

4. The representations and warranties contained in Section 6 of the MLA are true and correct in all material respects as of the date of this Certificate, except as disclosed on Annex C hereto;
                                             -------

5. I have reviewed the activities of the Borrowers during the fiscal [year/quarter] ended ______________, and consulted with appropriate representatives of the Borrowers and all other parties (other than CoBank) to the Loan Documents, and reviewed the Loan Documents (as defined in the MLA). As of the date of this Compliance Certificate, I am not aware of any condition, event or act which constitutes a Potential Default or an Event of Default under the MLA, except as disclosed on Annex D hereto; and
                      -------

6.       Attached hereto as Annex E are the legal descriptions of all real
                            -------
         property purchased or leased by the Borrowers or any Restricted Subsidiary since the date of the last Compliance Certificate submitted pursuant to the MLA.

         IN WITNESS WHEREOF, I have executed this Compliance Certificate as of _____________, _____.

                                    --------------------------------------------
                                    [Name], [Chief financial officer] of each of Globe Telecommunications, Inc., Interstate Telephone Company and Valley Telephone Co., Inc.

                                 Schedule 6(Q)



                            RESTRICTED SUBSIDIARIES



                            Number and Type            Percentage of
         Name of          of Equity Interests   Outstanding Equity Interests
  Restricted Subsidiary    Beneficially Owned              Owned
  ---------------------    ------------------              -----
     ITC Globe, Inc.        1,000 shares of                 100%
                              common stock      (by Globe Telecommunications,
                                                            Inc.)

                                 Schedule 6(S)

                          EXISTING CREDIT AGREEMENTS



                                     None.

                                 Exhibit 8(H)

             FORM OF KNOLOGY OF KNOXVILLE, INC. SECURITY AGREEMENT



                                [see attached]